Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 23, 2015, with respect to the consolidated financial statements of Allegiance Bancshares, Inc. as of and for the year ended December 31, 2014 appearing in the Prospectus, which is a part of this Registration Statement. We further consent to the use of our name as it appears under the caption “Experts.”

/s/ Crowe Horwath LLP

Dallas, Texas

September 24, 2015